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                                                                   Exhibit 99(c)

                                [Form of Proxy]



P R O X Y

                             PENEDERM INCORPORATED

                   PROXY for Special Meeting of Stockholders

                        To Be Held _____________, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of PENEDERM INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated ______________, 1998, and hereby appoints Lloyd H. Malchow and Michael A. Bates, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Penederm Incorporated to be held at the Westin Hotel - San Francisco Airport, at ________ a.m., local time on ______________, 1998, and at all adjournments or postponements thereof, and to vote shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE




                                                                  SEE REVERSE
                                                                      SIDE



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                                                         [X] Please mark votes
                                                             as in this example



THE BOARD OF DIRECTORS RECOMMENDED A VOTE "FOR" THE FOLLOWING PROPOSAL:

                                                      For  Against  Abstain
PROPOSAL:  To approve and adopt the                   [ ]    [ ]      [ ]
           Agreement and Plan of
           Merger, dated June 24, 1998,
           by and among Penederm Incorporated
           ("Penederm"), Mylan Laboratories
           Inc. ("Mylan") and MLI Acquisition
           Corp. and the transactions contemplated
           thereby.

OTHER BUSINESS:
           In their discretion, the proxy holders
           are hereby authorized to vote on such
           other business as may properly come
           before the Special Meeting, including,
           among other things, a motion to adjourn
           the Special Meeting to another time and/or place for, among other things, the purpose of soliciting additional proxies.


                                     MARK HERE FOR    [ ]
                                     ADDRESS CHANGE
                                     AND NOTE AT LEFT
                                     Note: Please sign exactly as your name
                                     appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated ______, 1998.

Signature(s) _______________________________________________    Date __________

NOTE: Please mark, sign, and date and return the proxy card promptly using the enclosed envelope.